Exhibit 99.1
Regency Energy Partners Announces Two New Directors
DALLAS, Jan. 24, 2008 — Regency Energy Partners LP (Nasdaq: RGNC) today announced the addition of two, new independent directors to its governing board. Effective today, Michael J. Bradley, president and chief executive officer of Matrix Service Company (Nasdaq: MTRX), and John T. Mills, former chief financial officer of Marathon Oil, were elected as directors of Regency GP LLC, Regency’s managing general partner.
“Michael and John are proven leaders in the energy industry, and we are honored to have two individuals of this caliber join our board,” said James W. Hunt, chairman, president and chief executive officer of Regency. “We would also like to thank Dean Fuller and Bob Shower for their leadership and service as members of our board.”
Dean Fuller resigned from the Board of Directors of Regency GP LLC today, and Bob Shower left the board in February 2007. The board expects that it will soon elect an additional independent director to replace Otis Winters, chairman of Regency’s audit committee. As previously announced, Winters intends to resign as a director after Regency files its annual report on form 10-K for 2007.
Michael J. Bradley has 27 years of experience in the natural gas pipeline and midstream business. Currently, he is president and chief executive officer of Matrix Service Company. Prior to Matrix, Bradley was president and chief executive officer of DCP Midstream Partners LP. He currently serves as a director on Matrix’s board. Matrix provides general industrial construction, repair and maintenance services principally to the petroleum, petrochemical, power, storage, pipeline and industrial gas industry. Bradley’s previous director posts include DCP Midstream GP LLC and TEPPCO Partners LP.
Since 2006, John T. Mills has served on the CONSOL Energy (NYSE: CNX) Board of Directors and as a member of the audit and compensation committees. Currently, he also serves as a member of the audit and corporate governance and nominating committees for Cal Dive International Inc. (NYSE: DVR), a marine construction company. Prior to his board appointments, Mills spent 30 years in numerous management and tax-related positions, including his most recent role as chief financial officer for Marathon Oil, until his retirement in 2003.
Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, compressing, processing, marketing and transporting of natural gas and natural gas liquids. Regency’s general partner is owned by an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.
This press release may contain forward-looking statements as defined under the federal securities laws regarding Regency Energy Partners (“Partnership”), including projections, estimates, forecasts, plans and objectives. These statements are based on management’s current projections, estimates, forecasts, plans and objectives and are not guarantees of future performance. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. These risks and uncertainties include, but are not limited to, changes in laws and regulations impacting the natural gas gathering, processing and transporting industry, the level of creditworthiness of the Partnership’s counterparties, the Partnership’s ability to access the debt and equity markets, the Partnership’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time to time in the Partnership’s transactions, changes in commodity prices, interest rates and demand for the Partnership’s services, expectations about (and the demand for) the natural gas compression business, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership’s ability to obtain required approvals for construction or modernization of the Partnership’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited and is subject to change.
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CONTACT:
Investor Relations:
Shannon Ming
Director, Investor Relations
Regency Energy Partners
214-239-0093
Shannon.ming@regencygas.com

Media Relations:
Elizabeth Browne Cornelius
HCK2 Partners
972-716-0500 x26
elizabeth.cornelius@hck2.com